UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549


                           FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 27, 1997



                    NORTH CAROLINA RAILROAD COMPANY
        (Exact name of registrant as specified in its charter)



                          North Carolina
          (State or other jurisdiction of incorporation)



     0-15768                              56-6003280
(Commission File Number)     (IRS Employer Identification No.)


3200 Atlantic Avenue
Suite 110
Raleigh, North Carolina                           27604
(Address of principal executive offices)       (Zip Code)


                            (919) 954-7601
          (Registrant's telephone number, including area code)


                     This document contains 7 pages.

                         Table of Contents




Item 5.  Other Events . . . . . . . . . . . . . . . . . . . 3

Item 7.  Financial Statements and Exhibits . . . . . . . .  4


Signatures . . . . . . . . . . . . . . . . . .  . . . . . . 4

Item 5.  Other Events

      On April 7, 1997, the Registrant, the State of North Carolina and the Beaufort & Morehead Railroad Company (a North Carolina corporation whose stock is wholly owned by the State of North Carolina)("State") executed a Letter of Intent to reach a definitive agreement for a plan of merger, whereby the State would acquire the shares of the Registrant held by shareholders other than the State, (the "non-State shares") at a cash price of $66.00 per share.

     On August 27, 1997, the General Assembly of North Carolina approved legislation authorizing a $61 million reserve fund which, in addition to other funds of the State, is authorized for an investment to fund the acquisition of the non-State shares consistent with the Letter of Intent. No definitive agreement has been reached between the Registrant and the State; however, the Registrant and the State are currently negotiating the terms of a definitive agreement. If a definitive agreement is reached, the Registrant expects to call a shareholder meeting to vote on the agreement in late 1997 or early 1998.

     Under the terms of the Letter of Intent, any definitive agreement will be subject to all other corporate and governmental approvals, including approval by the shareholders of the Registrant, to the State securing necessary financing, and to other conditions. The Letter of Intent also provides that either the State or the Registrant may terminate any definitive agreement if closing does not occur on or before May 5, 1998.

     The foregoing forward-looking statements contained herein are subject to certain risks and uncertainties which could cause actual results to differ significantly. There can be no assurance that a definitive agreement can be reached, and if reached, that it will include a share price or any other terms that are attractive to the shareholders of the Registrant. In addition, there can be no assurance that any approvals required within the State government or the Registrant could be obtained to authorize closing on any agreement that may be reached. The Registrant does not know what effect, if any, an acquisition of the shares by the State, if consummated, will have on the Registrant's relationship with Norfolk Southern, pending litigation between Norfolk Southern and the Registrant, or the Registrant's ability to continue to qualify as a Real Estate Investment Trust.

Item 7.  Financial Statements and Exhibits

        c.  Exhibits

                       Index to Exhibits

     Exhibit             Item
     -------             ---------------------------------------
     99.1                Excerpt from Senate Bill 352, Section
                         32.30, General Assembly of North
                         Carolina.



                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 29, 1997   By: \s\ R. Samuel Hunt, III
       ---------------       ------------------------
                              R. Samuel Hunt, III
                              President

                            Exhibit 99.1

               General Assembly of North Carolina
                 Excerpt from Senate Bill 352


NORTH CAROLINA RAILROAD ACQUISITION
     Section 32.30. (a) In order to help promote trade, industry, and transportation within the State of North Carolina and to advance the economic interests of the State and its citizens, the General Assembly finds it advantageous for the State to acquire the outstanding shares of the North Carolina Railroad Company not held by the State.
     (b) The sum of sixty-one million dollars ($61,000,000) of the unreserved General Fund balance as of June 30, 1997, is placed in a Railroad Reserve Account.
     (c) Notwithstanding G.S. 147-69.1, if a majority of the outstanding shares held by shareholders other than the State are represented in person or by proxy at a North Carolina Railroad Company shareholder meeting where a plan for merger between the Beaufort and Morehead Railroad Company and the North Carolina Railroad Company is approved, then the State Treasurer shall invest on a one-time basis up to sixty-one million dollars ($61,000,000) from the reserve account created in subsection (b) of this section in obligations of the Beaufort and Morehead
Railroad Company or any successor company. This investment shall be an interest-bearing demand note and shall be in a form prescribed by the State Treasurer. The loan is not subject to repayment of principal or interest prior to action of the 1999 Session of the General Assembly. The Director of the Budget shall recommend to the 1999 Session of the General Assembly, by February 1, 1999, a plan for the repayment of the loan.
     (d) Section 54 of Chapter 82 of the Laws of 1848-1849, as added by Chapter 1046 of the 1951 Session Laws, reads as rewritten:
"No stock owned by the State of North Carolina in the North
Carolina Railroad Company shall be sold or transferred except with the prior consent of the General Assembly, except as part of a transaction or series of transactions relating to a plan of merger or consolidation of that company with another company, and where the State will be the owner of all of the voting stock in the merged or consolidated corporation."
     (e) In accordance with subsection (d) of this section, the State Treasurer, as part of the plan of merger and consolidation, shall transfer the stock owned by the State of North Carolina in the North Carolina Railroad Company to the Beaufort and Morehead Railroad Company.
     (f) G.S. 136-16.6(c) reads as rewritten:
"(c) There is annually appropriated to the Department of Transportation for railroad purposes including capital contributions to the Beaufort and Morehead Railroad Company or any successor company, one hundred percent (100%) of the funds credited to the Highway Fund pursuant to subsection (a) of this section."
     (g) Subsection (f) of this section also applies to funds previously appropriated under G.S. 136-16.6(c).
     (h) No monies appropriated for highway construction or maintenance from the Highway Fund, the Highway Trust Fund, or transferred to the Highway Fund under G.S. 136-176(c), may be used by the State of North Carolina or any of its political subdivisions to acquire stock in the North Carolina Railroad
Company or make a capital contribution or loan to either that company or the Beaufort and Morehead Railroad Company.
     (i) Investments by the State in the Beaufort and Morehead Railroad Company or any successor company shall be recorded in the General Fund, and such evidence of ownership shall be held by the State Treasurer.
     (j) Effective July 1, 1999, G.S. 147-12(7) is repealed.
     (k) Effective July 1, 1999, G.S. 124-6 reads as rewritten:
"Section 124-6. Appointment of proxies, director of railroad companies, etc.
     (a) The Governor shall appoint on behalf of the State all such officers or agents as, by an act, incorporating a company for the purpose of internal improvement, are allowed to represent the stock or other interests which the State may have in such company; and such person or persons shall cast the vote to which the State may be entitled in all the meetings of the stockholders of such company under the direction of said Governor; and the said Governor may, if in his opinion the public interest requires, remove or suspend such persons, officers, agents, proxies, or directors in his discretion.
     (b) Notwithstanding subsection (a) of this section, for any railroad company organized as a corporation in which the State is the owner of all the voting stock and which has trackage in more than two counties, five of the members of the Board of Directors shall be appointed by the Governor, two of the members of the Board of Directors shall be appointed by the General Assembly upon the recommendation of the Speaker of the House of Representatives in accordance with G.S. 120-121, and two of the members of the Board of Directors shall be appointed by the General Assembly upon the recommendation of the President Pro Tempore of the Senate in accordance with G.S. 120-121. Of the Governor's five appointments, three shall be either an investment banker, a person with railroad management experience, a person on an economic development commission whose region contains track of the company, or an attorney with corporate experience. The remaining two shall be at-large members. The Speaker of the House of Representatives shall recommend two at-large members.
The President Pro Tempore of the Senate shall recommend two at-large members. The Board of Directors shall consist of nine members. Of the initial members appointed by the Governor, three shall be appointed for terms of four years and two shall be appointed for terms of two years. Of the initial members recommended to the General Assembly by the Speaker of the House of Representatives, one shall be appointed for a term of four years and one shall be appointed for a term of two years. Of the initial members recommended to the General Assembly by the President Pro Tempore of the Senate, one shall be appointed for a term of four years and one shall be appointed for a term of two years. Thereafter all Board members shall serve four-year terms. The Board shall elect the chairman from among its membership."
     (l) Any railroad company covered by G.S. 124-6(b) shall present to the Joint Legislative Transportation Oversight
Committee, by November 20, 1998, a business plan for the railroad including, but not limited to:
     (1) A mission statement with goals and objectives;
     (2) Areas and types of services to be provided;
     (3) Pro forma financial statements that cover a five-year period beginning January 1, 1999; and
     (4) Alternative forms of organization
     (m) Upon ownership of all voting stock in the North Carolina Railroad Company by the State of North Carolina, and upon the request of the Board of Directors of the North Railroad Company, the Public Officers and Employees Liability Insurance Commission shall effect and place coverage for the officers, directors, and employees of the North Carolina Railroad under G.S. 58-32-15.
The North Carolina Railroad Company shall pay the premiums for this insurance at rates established by the Commission, and shall make any other payments required by G.S. 143-300.6. Coverage of the officers, directors, and employees of the North Carolina Railroad Company under this subsection shall not be construed as defining the North Carolina Railroad Company as a public body or as defining its officers, directors, or employees as public officials or employees for any other purpose.